Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-1) of Rosetta Genomics Ltd. (the "Company") for the registration of shares of its ordinary shares and to the incorporation by reference therein of our report dated April 2, 2012 (except for Notes 10.b.9.2 and 14.b, as to which the date is June 25, 2012) included in the Form 6-K as filed with the Securities and Exchange Commission on June 25, 2012.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv	Kost Forer Gabbay & Kasierer
June 25, 2012	A Member of Ernst & Young Global